Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 5, 2013 (this “Amendment”), among NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Borrower”), NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (“Sub Holdco” and, together with the Borrower and Holdings, the “Credit Agreement Parties”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), and the Lenders (as defined below) party hereto.

PRELIMINARY STATEMENTS

A.                                    The Borrower, Holdings, Sub Holdco, the Administrative Agent and each lender from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of March 9, 2011 (as amended and restated pursuant to the Amendment No. 1 to Credit Agreement, dated as of October 16, 2012, among the Borrower, Holdings, Sub Holdco, the Administrative Agent, the Collateral Agent, and the Lenders party thereto and as further amended by Amendment No. 1 thereto, dated as of November 29, 2012, the “Existing Credit Agreement”).

B.                                    The Borrower has requested that, pursuant to Section 10.01 of the Existing Credit Agreement, the Required Lenders consent to the amendments described herein, and the Required Lenders are willing to agree to such amendments on the terms and subject to the conditions described herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                            Definitions.  Capitalized terms used herein and not otherwise defined in this Amendment have the same meanings as specified in the Existing Credit Agreement, as amended by this Amendment (as so amended, the “Credit Agreement”).

SECTION 2.                            Amendments to Existing Credit Agreement.  Effective as of the Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a)                                 Section 1.01 of the Existing Credit Agreement is amended by deleting the definitions of “Borrower,” “Qualified Securitization Facility” and “Securitization Facility” contained therein and replacing them with the following respective definitions:

“Borrower” has the meaning specified in the introductory paragraph to this Agreement and includes any Successor Borrower.

“Qualified Securitization Facility” means any Securitization Facility that meets the following conditions: (a) the board of directors of Holdings shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Holdings and the applicable Restricted Subsidiaries, (b) all sales and/or contributions of Securitization Assets and related assets by Holdings and the Restricted Subsidiaries are made at fair market value and (c) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Holdings).

“Securitization Facility” means any of one or more receivables securitization financing facilities or any other facility or financing program involving the sale, conveyance, transfer or assignment from time to time of accounts receivable and any other assets related thereto, in each case, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to Holdings or any Restricted Subsidiary (other than a Securitization Subsidiary) pursuant to which Holdings or any Restricted Subsidiary sells or grants a security interest in its accounts receivable or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

(b)                                 Clause (b)(vii) of the definition of “Excess Cash Flow” in Section 1.01 is amended and restated in its entirety to read as follows:  “(vii) without duplication of amounts deducted pursuant to clauses (viii) and (xi) below in prior ECF Periods, the amount of Investments made pursuant to clauses (3), (12), (14), (24) and (25) of the definition of Permitted Investments and acquisitions made during such period to the extent that such Investments and acquisitions were financed with (A) internally generated cash flow or (B) the proceeds of extensions of credit under the ABL Facility or any other revolving credit facility, in each case, of Holdings or the Restricted Subsidiaries and not made in reliance on any basket calculated by reference to the Available Amount,”

(c)                                  The following provision is added at the end of Section 2.12(a):

“At the option of Holdings, Holdings and/or Sub Holdco may be co-borrowers with the Borrower in respect of any Incremental Loans, and any Incremental Amendment, in addition to effecting amendments to the Loan Documents to effect the provisions of this Section 2.12, including to provide for such co-borrowing, without the consent of any other Lenders, may provide for the transfer of all or any portion of Holdings’ and/or Sub Holdco’s obligations as co-borrowers under any such Incremental Loans to the Borrower on the terms set forth therein; provided, however, that, effective upon any such transfer,  the Guaranty of each of Holdings and Sub Holdco shall apply to any such transferred obligations.”

(d)                                 Section 7.04(b)(iv) is amended and restated in its entirety to read as follows:

“(iv) any Restricted Subsidiary of Holdings may liquidate or dissolve (provided that no liquidation or dissolution of the Borrower shall be permitted by this clause (iv)) or change its legal form if Holdings determines in good faith that such action is in the best interests of Holdings and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders”

(e)                                  Section 7.05(p) is amended by replacing the words “to a Securitization Subsidiary” with “pursuant to a Qualified Securitization Facility”.

(f)                                   Section 7.13 is amended and restated in its entirety to read as follows:

“SECTION 7.13.     Holdings and Sub Holdco.  In the case of Holdings and Sub Holdco, conduct, transact or otherwise engage in any business or operations other than the following (and activities incidental thereto):  (i) its ownership of the Equity Interests of the Borrower (and, in the case of Holdings, Sub Holdco, and, in the case of Holdings and Sub Holdco, any Person formed or acquired in connection with any acquisition or similar Investment not prohibited by the terms of this Agreement; provided, that as soon as practicable after any such acquisition or similar Investment, Holdings and Sub Holdco shall contribute all the Equity Interests of the Person or Persons formed or acquired, or substantially all the assets acquired, in such acquisition or similar Investment to the Company), (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Loan Documents, the ABL Facility, or any other Indebtedness permitted by Section 7.03 or with respect to any agreement entered into in connection with an acquisition or other Investment not prohibited by the terms of this Agreement, (iv) any public offering of its common stock or any other issuance of its Equity Interests or any transaction permitted under Section 7.04, (v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries in each case solely to the extent permitted hereunder, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings, Sub Holdco and the Borrower, (vii) holding any cash or property received in connection with Restricted Payments made in accordance with Section 7.06 or received in connection with Permitted Investments, in each case, pending application thereof by Holdings and Sub Holdco, (viii) providing indemnification to officers and directors, (ix) any other transaction Holdings or Sub Holdco is permitted to enter into in accordance with this Article VII and (x) activities incidental to the businesses or activities described in clauses (i) to (ix) of this Section 7.13.”

SECTION 3.                            Conditions of Effectiveness.  This Amendment shall become effective as of the first date (such date being referred to as the “Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a)                                 Execution of Documents.  The Administrative Agent shall have received this Amendment, duly executed and delivered by (A) the Borrower, Holdings and Sub Holdco and (B) Lenders constituting the Required Lenders.

(b)                                 Consent Fee.  The Administrative Agent shall have received from the Borrower a consent fee payable in Dollars for the account of each Lender that has returned an executed signature page to this Amendment to the Administrative Agent at or prior to 5:00 p.m., New York City time on August 1, 2013 (the “Consent Deadline” and each such Lender, a “Consenting Lender”) equal to 0.10% of the aggregate principal amount of Loans held by such Consenting Lender as of the Consent Deadline.

SECTION 4.                            Representations and Warranties.  The Borrower represents and warrants as follows as of the date hereof:

(a)                                 The execution, delivery and performance by the Credit Agreement Parties of this Amendment have been duly authorized by all necessary corporate or other organizational action.  The execution, delivery and performance by the Credit Agreement Parties of this Amendment will not (i) contravene the terms of any of the Credit Agreement Parties’ Organization Documents, (ii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of any Credit Agreement Party or any of the Restricted Subsidiaries (other than as permitted by Section 7.01 of the Credit Agreement) under (A) any Contractual Obligation to which any Credit Agreement Party is a party or affecting any Credit Agreement Party or the properties of any Credit Agreement Party or any of the Restricted Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Credit Agreement Party or its property is subject; or (iii) violate any applicable Law; except with respect to any breach, contravention or violation (but not creation of Liens)

referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)                                 This Amendment has been duly executed and delivered by each Credit Agreement Party.  Each of this Amendment and each other Loan Document to which any Credit Agreement Party is a party, after giving effect to the amendments pursuant to this Amendment, constitutes a legal, valid and binding obligation of such Credit Agreement Party, enforceable against such Credit Agreement Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

(c)                                  No Default or Event of Default has occurred and is continuing.

(d)                                 The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

SECTION 5.                            Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)                                 Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Credit Agreement Parties under the Existing Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

(b)                                 On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

SECTION 6.                            Costs and Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent all reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment pursuant to Section 10.04 of the Existing Credit Agreement.

SECTION 7.                            Execution in Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.                            Notices.  All communications and notices hereunder shall be given as provided in the Credit Agreement.

SECTION 9.                            Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this

Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.                     Successors. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and registered assigns permitted under Section 10.07 of the Credit Agreement.

SECTION 11.                     Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NEXEO SOLUTIONS, LLC, as Borrower

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President, Chief Financial Officer and Assistant Treasurer

NEXEO SOLUTIONS HOLDINGS, LLC, as Holdings

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President, Chief Financial Officer and Assistant Treasurer

NEXEO SOLUTIONS SUB HOLDING CORP., as Sub Holdco

By:	/s/ Ross Crane
Name: Ross Crane
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Amendment No. 2 to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Aamir Saleem
Name: Aamir Saleem
Title: Vice President

[Amendment No. 2 to Amended and Restated Credit Agreement]